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                                  SCHEDULE 13D

CUSIP No. 172862104                                            Page 9 of 9 Pages


                                                                       EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING
                       OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the "SEC") any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of Common Stock of Citadel Holding Corporation, a Delaware corporation. For that purpose, the undersigned hereby constitute and appoint Lawndale Capital Management, Inc., a California corporation, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section 13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

DATED:    October 27, 1994.


DIAMOND A PARTNERS, L.P.                DIAMOND A INVESTORS, L.P.



By:  /s/ Andrew E. Shapiro              By:  /s/ Andrew E. Shapiro
    -------------------------------         -------------------------------
    Andrew E. Shapiro                       Andrew E. Shapiro
    General Partner                         General Partner


LAWNDALE CAPITAL MANAGEMENT, INC.


By:  /s/ Andrew E. Shapiro                   /s/ Andrew E. Shapiro
    -------------------------------         -------------------------------
    Andrew E. Shapiro                       Andrew E. Shapiro
    President